Exhibit 10.1

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of August 13, 2002 (this “Amendment”), among NORTHWESTERN CORPORATION a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto and CREDIT SUISSE FIRST BOSTON, as Administrative Agent (in such capacity the “Administrative Agent”).

A.             Reference is made to that certain Credit Agreement, dated as of January 14, 2002, among the Borrower, the several banks and other financial institutions from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”), Credit Suisse First Boston, ABN AMRO Bank N.V., CIBC Inc. and Barclays Capital (each a “Co-Arranger” and, collectively, the “Co-Arrangers”), and the Administrative Agent (as the same has been or may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended and agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein.

B.             The Borrower has requested that the Credit Agreement be amended on the terms set forth herein.

C.             Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.             Definitions.  Unless otherwise specifically defined herein, capitalized terms used herein shall have their respective meanings assigned to such terms in the Credit Agreement.

SECTION 2.             Amendment.  Subject to the effectiveness of this Amendment in accordance with Section 4 hereof, the Credit Agreement is hereby amended as follows:

(a)             Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in their respective alphabetical locations:

““Cornerstone Entities” means Cornerstone Propane, L.P., Cornerstone Propane Partners, L.P., Cornerstone Propane GP, Inc., SYN Inc., Claremont Gas Corp., Coast Energy Group division, and their subsidiaries.”

““Discontinued Operations” means all net profits or losses determined in accordance with GAAP relating to the discontinued operations of the Cornerstone Entities.”

(b)             Section 1.1 of the Credit Agreement is hereby amended by (i) at the end of the definition of “Consolidated Recourse Interest Expense,” inserting the following: “provided, however, with respect to any period which includes the first fiscal quarter ended immediately after the Closing Date, the Consolidated Recourse Interest Expense for such period shall be adjusted to give pro forma effect to the Acquisition and the financing thereof as if the Acquisition and the financing thereof had occurred on January 1, 2002” and (ii) at the end of the definition of “Utility Business EBITDA,” deleting the proviso thereto and inserting the following in place thereof: provided, however, with respect to any period which includes the first fiscal quarter ended immediately after the Closing Date, the Utility Business EBITDA for such period shall be adjusted to give pro forma effect to the Acquisition and the financing thereof as if the Acquisition and the financing thereof had occurred on January 1, 2002”.

(c)             Section 5.3 of the Credit Agreement is hereby amended by adding the  following words at the beginning of such section, “Except with respect to the  Cornerstone Entities,” and by changing the uppercase letter P in the word  Perform which follows such insertion to a lowercase p.

(d)             Section 6.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following in place thereof:

“(b) Total Capitalization.  Permit the ratio (expressed as a percentage) of Funded Debt to Total Capital on the last day of any fiscal quarter of the Borrower to exceed (i) for any quarter ending prior to the Termination Date, 72% for such quarter and (ii) for any quarter ending after the Termination Date, 68% for such quarter; provided; however, that any net profits or losses relating to the Discontinued Operations that are incorporated in the Borrower’s financial statements shall, in each case, be excluded from Total Capital solely for the purposes of the calculation of the ratio in this Section 6.1(b).”

(e)             Section 6.1(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following in place thereof:

“(c) Utility Business’ Financial Covenant.  Permit the ratio of (i) Utility Business EBITDA to (ii) Consolidated Recourse Interest Expense, in each case on the last day of any fiscal quarter of the Borrower during the fiscal year 2002 for the period of January 1, 2002 to date (and thereafter on the last day of any fiscal quarter for the period of four consecutive fiscal quarters then ending), to be less than 2.00 to 1.00.

(f)             Section 6.9 of the Credit Agreement is hereby amended by deleting the words “BBB by Standard & Poor’s and at least Baa2 by Moody’s” and by inserting “BBB- by Standard & Poor’s and at least Baa3 by Moody’s” in place thereof.

(g)             Annex A to the Credit Agreement is hereby amended by deleting the last sentence thereto (inserted in accordance with Amendment No. 1 to Credit Agreement) and inserting the following in its place:

“In addition, notwithstanding the foregoing, the Applicable Margin for Eurodollar Loans and the Applicable Margin for Alternate Base Rate Loans, in each case which are RC Term Loans, shall be the Applicable Margins as set forth in the table above for each Level plus (i) 200 basis points on and after the date of the conversion of Convertible Revolving Credit Loans to RC Term Loans plus (ii) an additional 75 basis points on and after July 1, 2003 plus (iii) an additional 75 basis points on and after October 1, 2003 plus (iv) an additional 75 basis points on and after January 1, 2004.”

(h)             The Credit Agreement is hereby amended by deleting Exhibit E thereof in its entirety and by substituting therefor the new Exhibit E attached hereto.

SECTION 3.             Representations and Warranties.  The Borrower represents and warrants as of the date hereof to each of the Administrative Agent and the Lenders that after giving effect to this Amendment:

(a)             The representations and warranties set forth in the Credit Agreement are true and correct in all material respects except to the extent such representations and warranties expressly related to an earlier date;

(b)              The Borrower is in compliance in all material respects with all other terms and provisions contained in the Credit Agreement required to be observed or performed;

(c)             No Default or Event of Default has occurred and is continuing;

(d)             The Borrower has the corporate power and authority to execute, deliver and perform this Amendment and has taken all corporate actions necessary to authorize the execution, delivery and performance of this Amendment;

(e)             This Amendment has been duly executed and delivered on behalf of the Borrower by a duly authorized officer or attorney-in-fact of the Borrower;

(f)             The execution, delivery and performance of this Amendment will not violate any Requirement of Law or any material contractual obligation binding on the Borrower or any of its

 Subsidiaries; and

(g)             No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Borrower of this Amendment.

The Borrower acknowledges and agrees that the representations and warranties set forth above shall survive the execution and delivery hereof.

SECTION 4.             Effectiveness.  This Amendment shall become effective on the date the Administrative Agent receives (i) counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and each of the Lenders constituting the Required Lenders, (ii) for the ratable benefit of the Lenders party hereto, a non-refundable fee in an amount equal to 25 basis points (0.25%) of the aggregate Commitments of such Lenders, and (iii) payment of other fees payable and due to the Administrative Agent. The Administrative Agent shall promptly notify the Borrower and the Lenders of the effective date hereof, and such notice shall be conclusive and binding on all parties hereto.

SECTION 5.             Miscellaneous.  (a)  Except as expressly set forth herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent, under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  Upon this Amendment becoming effective as provided herein, the term “Loan Document” as defined in the Credit Agreement shall include, without limitation, this Amendment.

(b)             As used in the Credit Agreement, the terms “Agreement,” “herein,” “hereinafter,” “hereunder,” “hereto,” and words of similar import shall mean, from and after the date hereof, the Credit Agreement as amended by this Amendment.

(c)             Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

(d)             THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  The parties hereto each hereby consents to the non-exclusive jurisdiction of the state and federal courts of the State of New York and irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Amendment.

(e)             This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument.  Delivery of an executed counterpart of this Amendment by fax will be deemed as effective delivery of an originally executed counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

NORTHWESTERN CORPORATION

By:	/s/ Kipp D. Orme
Name: Kipp D. Orme
Title: Vice President - Finance and
Chief Financial Officer

ADMINISTRATIVE AGENT:

CREDIT SUISSE FIRST BOSTON

By:	/s/ James S. Finch
Name: James S. Finch
Title: Managing Director

By:	/s/ Kevin Smith
Name: Kevin Smith
Title: Managing Director

LENDERS

CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH

By:	/s/ James S. Finch
Name: James S. Finch
Title: Managing Director

By:	/s/ Kevin Smith
Name: Kevin Smith
Title: Managing Director

CIBC INC.

By:
Name:
Title:

ABN AMRO BANK N.V.

By:	/s/ Dave Bryant
Name: Dave Bryant
Title: Senior Vice President

By:	/s/ Frank TJ van Deur
Name: Frank TJ van Deur
Title: Assistant Vice President

BARCLAYS BANK PLC

By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

BANK OF SCOTLAND

By:	/s/ Martin Metcalf
Name: Martin Metcalf
Title: Associate Director

CoBANK, ACB

By:
Name:
Title:

MALAYAN BANKING BERHAD

By:
Name:
Title: